 EXHIBIT 3.2

BYLAWS

OF

FNB BANKING COMPANY

ARTICLE I

OFFICES

                      Section 1.      Registered Office.  The corporation shall maintain at all times a registered office in the State of  Georgia and a registered agent at that office.

                      Section 2.      Other Offices.   The corporation may also have offices at such other places both within and without the State of  Georgia as the business of  the corporation may require.

 ARTICLE II

SHAREHOLDERS MEETINGS

                       Section 1.      Annual Meetings.

                       1.1.      Date, time and purpose of  meeting.     The annual meeting of  the shareholders of  the corporation shall be held at 10:00 a.m. on the last business day of  the sixth month following the close of  each fiscal year or at such other time and date prior thereto and following the close of  the fiscal year as shall be determined by the board of  directors, for the purpose of  electing directors and transacting such other business as may properly be brought before the meeting.

                       1.2.      Failure to hold meeting.      The failure to hold an annual meeting at the time stated in or fixed in accordance with these bylaws shall not affect the validity of  any corporate action.

                       Section 2.      Special Meetings.

                        2.1.     Call of  special meetings.     The chairman of  the board of  directors, or the president may call a special meeting of  the shareholders at any time. The president or the secretary must call a special meeting:

(1)	when so directed by the board of directors;

(2)

at the request in writing of shareholders owning at least 25% of the outstanding shares of the corporation entitled to vote thereat provided that such request shall state the purposes for which the meeting is to be called.

                        2.2.      Business conducted.    Except as otherwise provided in these bylaws, only business within the purpose or purposes described in the notice of  the meeting may be conducted at a special meeting.

                        Section 3.      Place of  Meetings.      Meetings of  the shareholders of  the corporation shall be held at the principal office of  the corporation or at any other place within or without the United States as may be specified in the notice of  the meeting.

                        Section 4.      Notice of   Meetings;  Nominations.

                        4.1.      Notice requirements.    Notice of  every meeting of  shareholders, stating the place, date and time of  the meeting, shall be given to each shareholder of  record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of  the meeting.

                        4.2.      Notice by mail.     Notice may be given in any manner permitted by law. Any written notice deposited in the United States mail with prepaid first class postage thereon addressed to the shareholder at his address as it appears on the corporation’s record of  shareholders shall be deemed delivered when so deposited.

                       4.3.       Waiver by attendance.     A shareholder’s attendance, in person or by proxy, at a meeting of  shareholders shall constitute:

(1)

a waiver of  notice of  the meeting and of  all objections to lack of  notice or defective notice of  the meeting, unless the shareholder at the beginning of  the meeting objects to holding the meeting or transacting business at the meeting; and

(2)

a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                        4.4         Other waivers of  notice.  Notice of  a meeting of  shareholders need not be given to any shareholder who signs a waiver of  notice, in person or by proxy, either before or after the meeting. Neither the business transacted nor the purpose of  the meeting need be specified in the waiver, except that any waiver of   the notice of  a meeting at which the shareholders consider an amendment of  the articles of  incorporation, a plan of  merger or share exchange, or a sale or other disposition of  assets, or any other action which would entitle the shareholder to dissent and obtain payment for his shares shall not be effective unless:

(1)

prior to the execution of  the waiver, the shareholder shall have been furnished the same material that would have been required to be sent to the shareholder in a notice of  the meeting,  including notice of  any applicable dissenters’ rights; or

(2)	the waiver expressly waives the right to receive the material required to be furnished.

                         4.5.      Nominations of  directors.    Nominations for election to the board of  directors may be made by the board of  directors or by any shareholder of  any outstanding class of  shares of  the corporation entitled to vote for the election of  directors.  Nominations, other than those made by or on behalf of  the existing management of  the corporation, shall be made in writing and shall be delivered or mailed to the president of  the corporation not less than 14 days nor more than 50 days prior to any annual meeting of  shareholders or any special meeting of  shareholders called for the election of  directors, provided, however, that if less than 21 days’ notice of  meeting is given to shareholders, such nomination shall be mailed or delivered to the president of  the corporation not later than the close of  business on the seventh day following the day on which the notice of  meeting was mailed. Such notification shall contain the following information to the extent known by the notifying shareholder:

                         (1)        The name and address of  each proposed nominee.

                         (2)        The principal occupation of  each proposed nominee.

                         (3)        The total number of  shares of  the corporation that will be voted for each proposed nominee.

                         (4)        The name and residence address of  the notifying shareholder.

                         (5)        The number of  shares of  the corporation owned by the notifying shareholder.

                        Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of  the meeting, and upon his instructions, the vote tellers may disregard all votes cast for such nominee.

                        Section 5.      Quorum.

                         5.1.        Required number.     At all meetings of  the shareholders a majority of  the shares outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of  all business, except as otherwise provided by law, by the articles of  incorporation, or by these bylaws.

                         5.2.      Adjournment.     If a quorum is not present at any meeting of  the shareholders, a majority of  the shares present and entitled to vote thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting before adjournment of  the date, time, and place for the adjourned meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If, after the meeting is adjourned, a new record date is fixed for the adjourned meeting, a notice of  the adjourned meeting shall be given to each shareholder of  record entitled to vote at the meeting.

                         5.3.      When shares present.     Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is present for quorum purposes for the remainder of  the meeting and for any adjournment of  that meeting unless a new record date is set for the adjourned meeting.

                         Section 6.     Order of  Business.      At the annual meeting of  shareholders the order of  business shall be as follows:

                         1.        Calling of  meeting to order.
                         2.        Proof  of  notice of  meeting.
                         3.        Reading of  minutes of  last previous annual meeting.
                         4.        Reports of  officers.
                         5.        Reports of  committees.
                         6.        Election of  directors.
                         7.        Miscellaneous business.

                         Section 7.       Voting.

                         7.1.      Number of  votes per share.      Unless the articles of  incorporation or applicable law otherwise provide, each outstanding share, regardless of  class, shall be entitled to one vote on each matter voted on at a meeting of  shareholders.

                         7.2.       Votes required.     If a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of  incorporation, these bylaws, or applicable law require a different vote.

                         7.3.     Approval of  certain business combinations.     The affirmative vote of  the holders of  at least seventy-five percent (75%) of  the issued and outstanding shares of  the corporation shall be required to approve:

(1)	Any merger, consolidation or share exchange of the corporation or any subsidiary with any other Corporation; or

(2)

Any sale, lease, transfer or other disposition, other than in the ordinary course of  business, in one transaction or in a series of  transactions, in a twelve-month period, of  any assets of  the corporation or any subsidiary having, measured at the time of  the transaction or transactions are approved by the board of  directors of  the corporation, an aggregate book value as of  the end of  the corporation’s most recently ended fiscal quarter of  10% or more of  the net assets of  the corporation at the end of  such fiscal quarter.

                         7.4.     Voting for directors.      Directors shall be elected by a plurality of  the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors.

                         7.5.     Proxies.     A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form. An appointment is valid for 11 months unless a shorter or longer period is expressly provided in the appointment form.

                         Section 8.     Action Without Meeting.

                         8.1.     Generally.     Action required or permitted to be taken at a meeting of  shareholders may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and executed by:

(1)	all of the shareholders entitled to vote on the action; or

(2)

if so provided in the articles of  incorporation, persons who would be entitled to vote, at a  meeting, shares having voting power to cast not less than the minimum number of   votes that  would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

                         8.2.     Requirements for consent.      A written consent is valid only if:

(1)

the consenting shareholder was furnished the same material that would have been  required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters’ rights; or

(2)	it contains an express waiver of the right to receive the material otherwise required to be furnished.

                         Section 9.     List of Shareholders.

                         9.1.    Maintenance of list.    The corporation shall keep or cause to be kept a record of its shareholders, giving their names and addresses and the number, class and series, if any, of shares held by each. After a record date for a meeting of shareholders is fixed, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall show the address of and number of shares held by each shareholder, and shall comply as to form in all other respects with applicable law.

                         9.2.     Inspection by shareholders.    The list of shareholders shall be made available for inspection by any shareholder, his agent, or his attorney at the time and place of a meeting of shareholders.

                         9.3.     Validity of  action.     Refusal or failure to prepare or make available the list of  shareholders shall not affect the validity of  action taken at a meeting of  shareholders.

 ARTICLE III

DIRECTORS

                          Section 1.      Powers.      Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of  the corporation shall be managed and directed by its board of  directors, which may exercise all powers of  the corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the articles of  incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

                        Section 2.       Number. Election and Term.

                         2.1.     Number of  directors. The number of  directors which shall constitute the whole board shall initially be six (6). The number of  directors may be increased or decreased from time to time by amendment of  these bylaws or by election by the shareholders of  a different number of  directors when electing the entire board of  directors.

                         2.2.     Qualifications.     Directors shall be natural persons who are 18 years of  age or older, but need not be residents of  the State of  Georgia nor shareholders of  the corporation.

                         2.3.     Term of  office.    The terms of  the directors shall expire at the annual meeting of  shareholders following their election, or at their earlier resignation, removal from office, or death. A decrease in the number of  directors by amendment of  these bylaws shall not shorten an incumbent director’s term. A director whose term has expired shall remain in office until his successor is elected and qualified, or until there is a decrease in the number of  directors. A director elected to fill a vacancy shall be elected for the unexpired term of  his predecessor in office. A director elected by the board of  directors to fill a vacancy created by reason of  an increase in the number of  directors shall serve until the next election of  directors by the shareholders and until the election and qualification of  his successor.

                         Section 3.    Vacancies.   Except as otherwise provided in the articles of  incorporation, these bylaws, or applicable law, a vacancy on the board of  directors, including a vacancy resulting from an increase in the number of  directors, may be filled by the shareholders, the board of  directors, or the affirmative vote of  a majority of  all the directors remaining in office, if the directors remaining in office constitute fewer than a quorum of  the board.

                         Section 4.     Meetings and Notice.

                         4.1.      Place of  meetings.    The board of  directors may hold regular or special meetings either within or without the State of  Georgia.

                         4.2.      Notice of  meetings.     Regular meetings of  the board of  directors may be held without notice at such date, time, and place as shall from time to time be determined by the board. Special meetings of  the board of  directors may be called by the chairman of  the board, or the president, or by any two directors, on at least one day’s oral, telegraphic, or written notice of  the date, time, and place of  the meeting. The notice of  a meeting need not state the purpose of  the meeting.

                         4.3.      Waiver of  notice.     Notice of  a meeting of  the board  of  directors need not be given to any director who signs a waiver of  notice either before or after the meeting. Attendance of  a director at a meeting shall constitute a waiver of  notice of  such meeting unless the director at the beginning of  the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                        Section 5.     Quorum.     Except as otherwise provided by law, the articles of  incorporation, or these bylaws, a majority of  directors shall constitute a quorum for the transaction of  business. If a quorum is present when a vote is taken, the affirmative vote of  a majority of  directors present is the act of  the board of  directors. If a quorum shall not be present, or shall no longer be present, at any meeting of  the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                        Section 6.    Conference Telephone Meeting.     Unless the articles of  incorporation or these bylaws provide otherwise, directors may participate in a meeting of  the board by means of  conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in the meeting shall constitute presence in person.

                        Section 7.    Action Without Meeting.   Action required or permitted to be taken at a meeting of  the board of  directors may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and signed by each director. Action by consent has the effect of  a meeting vote and may be described as such in any document.

                         Section 8.      Committees.

                         8.1.    Creation.   The board of  directors from time to time may create one or more committees and appoint one or more directors to serve on them at the pleasure of  the board.

                         8.2.    Authority.    To the extent specified by the board of  directors, the articles of  incorporation or these bylaws, each committee may exercise the authority of  the board of  directors, except that, unless otherwise permitted by law, a committee may not:

                         (1)      approve or propose to shareholders action that is required to be approved by shareholders;

                         (2)      fill vacancies on the board of  directors or on any of  its committees;

                        (3)      amend the articles of  incorporation;

                        (4)       adopt, amend, or repeal these bylaws; or

                        (5)       approve a plan of  merger not requiring shareholder approval.

                        8.3.      Meeting, notice, quorum and voting.      Sections 4 through 7 of  this Article shall also apply to committees and their members, unless otherwise provided by the articles of  incorporation, these bylaws, or applicable law.

                        Section 9.      Removal of  Directors.

                        9.1.      Removal right.    The shareholders may remove any director, with or without cause, by a majority of  the votes entitled to be cast for the election of  directors.

                        9.2.      Meeting required.      A director may be removed only at a meeting called for the purpose of  removing him and the meeting notice must state that the purpose, or one of  the purposes, of  the meeting is removal of  the director.

                        9.3.      Replacement.      A vacancy resulting from the removal of  a director by the shareholders may be filled by the shareholders at the same meeting at which the director was removed or any subsequent meeting of  the shareholders; or, if (but only if) the shareholders do not fill such a vacancy within sixty (60) days after the removal, by majority vote of  the remaining directors.

                        Section 10.      Compensation of  Directors.       Directors shall be entitled to such reasonable compensation for their services as directors or members of  any committee of  the board as shall be fixed from time to time by resolution adopted by the board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of  the board or any such committee.

 ARTICLE IV

 OFFICERS

                        Section 1.     Number.    The officers of  the corporation shall be chosen by the board of  directors and shall be a chairman of  the board, president, a secretary and a treasurer (the “principal officers”). The board of  directors may also choose one or more vice-presidents (any of  whom may have such distinguishing designations or titles as the board may determine), assistant secretaries and assistant treasurers, and such other officers as the board shall from time to time deem necessary. Any number of  offices may be held by the same person.

                        Section 2.     Compensation.    The salaries of  all officers and agents of  the corporation shall be fixed by the board of  directors or by a committee or officer appointed by the board or by the president.

                        Section 3.     Term of  Office.    Unless otherwise provided by the board of  directors, the principal officers shall be .chosen annually by the board at the first meeting of  the board following the annual meeting of  shareholders of  the corporation, or as soon thereafter as is conveniently possible. Other officers may be chosen from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal, and any failure to choose officers of  the corporation annually shall not affect the validity of  any action taken by or the authority of  an officer previously duly chosen and qualified and not theretof ore resigned or removed by the board of  directors.

                        Section 4.     Removal.    Any officer may be removed from office at any time, with or without cause, by the board of  directors whenever in its judgment the best interest of  the corporation will be served thereby.

                        Section 5.     Vacancies.     Any vacancy in an office resulting from any cause may be filled by the board of  directors.

                        Section 6.     Powers and Duties.    Except as hereinafter provided and subject to the control of  the board of  directors, the officers of  the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of  directors.

                        (1)        Chairman of  the Board.    The Chairman of  the Board shall preside at all meetings of  the board of  directors and at all meetings of  the shareholders.

                        (2)        President.     The president shall be the chief executive officer of  the corporation, shall have general and active management of  the business of  the corporation and shall see that all orders and resolutions of  the board of  directors are carried into effect. He may execute bonds, mortgages and other contracts requiring a seal, under the seal of  the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof  shall be expressly delegated by the board of  directors to some other officer or agent of  the corporation.

                        (3)        Vice-President.   In the absence of  the president or in the event of  his inability or refusal to act, the vice-president (or in the event there is more than one vice-president, the vice-

presidents in the ranking established by the board of  directors, or in the absence of  any ranking, then in the order of  their election) shall perform the duties of  the president, and when so acting, shall have all the powers of  and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of  directors or the president may from time to time prescribe.

                       (4)         Secretary.    The secretary shall attend all meetings of  the board of  directors and all meetings of  the shareholders, shall have responsibility for the preparation of  minutes of  all meetings of  the board of  directors and of  the shareholders and shall keep, or cause to be kept, as permanent records of   the corporation, in a book or books for that purpose, all minutes of  such meetings, all executed consents evidencing corporate actions taken without a meeting, records of  all actions taken by a committee of  the board of  directors in place of  the board, and waivers of notice of all meetings of  the board and its committees. He shall have responsibility for authenticating records of the corporation. He shall give, or cause to be given, notice of all meetings of  the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have charge of the corporate seal of the corporation and shall be authorized to use the seal of the corporation on all documents which are authorized to be executed on behalf of the corporation under its seal.

                        (5)       Assistant  Secretary.    The assistant secretary or if there is more than one, any assistant secretary, shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or the secretary may from time to time prescribe.

                       (6)       Treasurer.    The treasurer shall have the legal custody of  the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements and other appropriate accounting records in books belonging to the corporation and shall deposit all funds and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall render to the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond in such sum, or such conditions, and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of  the duties of his office.

                        (7)        Assistant Treasurer.     The assistant treasurer, or if there is more than one, any assistant treasurer, shall, in the absence of  the treasurer or in the event of  his inability or refusal to act, perform the duties and exercise the powers of  the treasurer and shall perform such other duties and have such other powers as the board of  directors, the president, or the treasurer may from time to time prescribe.

                       Section 7.     Securities of  Corporation.    Any security issued by any other corporation or entity and owned or controlled by the corporation may be voted, and all rights and powers incident to the ownership of  such securities, including without limitation execution of  any consent of  shareholders or other consents in respect thereof , may be exercised on behalf of  the corporation by the president, who may in his discretion delegate any of  the foregoing powers, by executing proxies or otherwise. The board of  directors may from time to time confer like powers on any person or persons.

                       Section 8.      Checks and Drafts.     All checks, drafts, and similar items drawn on the corporation’s bank account shall be signed by such officer or officers or agent or agents as the board of  directors shall from time to time determine.

 ARTICLE V

SHARES

                       Section 1.      Form and Content of  Certificate.

                       1.1.      Form.     Every holder of  fully-paid shares in the corporation shall be entitled to have a certificate in such form as the board of  directors may from time to time prescribe in accordance with applicable law.

                       1.2.      Required signatures.     Except as otherwise provided by the board of  directors from time to time, each share certificate shall be signed by any two officers of  the corporation, who may, but shall not be required to seal the certificate with the seal of  the corporation or a facsimile thereof .

                       Section 2.     Lost Certificates.   The board of  directors may direct that a new share certificate be issued in place of  any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of  an affidavit of  that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of  a new certificate, the board of  directors may, in its discretion and as a condition precedent to the issuance thereof , require the owner of  such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum and on such conditions as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed, and/or satisfy any other reasonable requirements imposed by the board of  directors.

                       Section 3.     Transfers.     (1)    Transfers of  shares of  the corporation shall be made only on the books of  the corporation by the registered holder thereof , or by his duly authorized attorney, or with a transfer agent or registrar appointed as provided in Section 5 of  this Article, and on surrender of  the certificate or certificates for such shares properly endorsed and the payment of  all taxes thereon.

                       (2)      The corporation shall be entitled to recognize the exclusive right of  a person registered on its books as the owner of  shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of  any other person, whether or not it shall have express or other notice thereof , except as otherwise provided by law.

                       (3)      Shares of  the corporation may be transferred by delivery of  the certificates therefor, accompanied either by an assignment in writing on the back of  the certificates or by separate written power of  attorney to sell, assign and transfer the same, signed by the record holder thereof , or by his duly authorized attorney-in-fact, and accompanied by such evidence that all such signatures are genuine as the corporation may, at its option, request, but no transfer shall affect the right of  the corporation to pay any dividend upon the stock to the holder of  record as the holder in fact thereof  for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of  the corporation as herein provided.

                       (4)      The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these bylaws or the articles of  incorporation, concerning the issue, transfer and registration of  certificates for shares of  the corporation, and nothing contained herein shall limit or waive any rights of  the corporation with respect to such matters under applicable law or any subscription or other agreement.

                       Section 4.       Record Date.

                       4.1.     Fixing of  record date.     For the purpose of  determining the shareholders entitled to notice of  a meeting of  shareholders, to demand a special meeting, to vote, or to take any other action, or entitled to receive payment of  any dividend or other distribution or allotment of  any rights, or entitled to exercise any rights, or entitled to exercise any rights in respect of  any change, conversion or exchange of  shares, or for the purpose of  any other lawful action, the board of  directors may fix, in advance, a record date, which shall not be more than 70 days before any meeting or action requiring a determination of  shareholders.

                       4.2.     No record date fixed.    If no record date is fixed by the board of  directors for the determination of  shareholders entitled to notice of  and to vote at any meeting of  shareholders, the record date shall be at the close of  business on the day before the day on which the first notice thereof  is given, or, if notice is waived, at the close of  business on the day before the day on which the meeting is held. If no record date is fixed by the board for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action by the board of  directors is required by law, the record date shall be the first date on which a signed written consent to such action shall have been delivered to the corporation in any manner permitted by law on behalf of  all shareholders. If no record date is fixed for other purposes, the record date shall be at the close of  business on the day on which the board of  directors adopts the resolution or otherwise takes formal action relating thereto.

                       4.3.     Adjournment of  meeting.     A determination of  the shareholders entitled to notice of  or to vote at a meeting of  shareholders shall be effective for any adjournment of  the meeting unless the board of  directors fixes a new record date. The board of  directors must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                       Section 5.   Transfer Agent and Registrar.    The board of  directors may appoint such transfer agents and/or registrars as it shall determine, and may require all certificates of  stock to bear the signature or signatures of  any of  them.

 ART I CLE VI

GENERAL PROVISIONS

                       Section 1.   Distributions and Share Dividends.    Distributions upon the shares of  the corporation, subject to the provisions, if any, of  the articles of  incorporation, or any lawful agreement among shareholders, may be declared by the board of  directors at any regular or special meetings, pursuant to law. Distributions may be paid in cash or in property, subject to the provisions of  the articles of  incorporation. Before payment of  any distribution, there may be set aside out of  any funds of  the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of  the corporation, or for such other purpose as the directors shall think conducive to the interest of  the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                       Section 2.     Fiscal Year.    The fiscal year of  the corporation shall be fixed by the board of  directors.

                       Section 3.     Seal.     The corporate seal shall have inscribed thereon the name of  the corporation, the year of  its organization and the words “Corporate Seal” and “Georgia”. The seal may be used by causing it or a facsimile thereof  to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature or name of  the corporation followed by or used in conjunction with the word “Seal” or the words “Corporate Seal” or words of similar import shall be deemed the seal of  the corporation.

                       Section 4.     Annual Statements.

                        4.1.    Required statements.    Not later than four months after the close of  each fiscal year, and in any case prior to the next annual meeting of  shareholders, the corporation shall prepare the following financial statements:

(1)	a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year; and

(2)	a profit and loss statement showing the results of its operations during its fiscal year.

                        4.2.     Principles used: other information.     If financial statements are prepared by the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared, and must disclose that they are so prepared, on that basis. If otherwise prepared, they must so disclose and must be prepared on the same basis as other reports or statements prepared by the corporation for the use of others. If the statements are reported upon by a public accountant, his report must accompany them. If not, the statements shall be accompanied by a statement of the president or the person responsible for the corporation’s accounting records:

(1)	stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(2)	describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

                       4.3.     Requests for financial statements.    Upon written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent annual balance sheet and profit and loss statement. If prepared for other purposes, the corporation shall also furnish upon written request a statement of changes in shareholders’ equity for the fiscal year.

ARTICLE VII

INDEMNIFICATION OF OFFICERS. DIRECTORS, EMPLOYEES
AND AGENTS

                       Section 1.     Authority to Indemnify.    Every person who is or was an officer, director, employee or agent of this corporation may in accordance with Section 3 hereof be indemnified for any liability and expense that may be incurred by him in connection with or resulting from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, or in connection with any appeal relating thereto, in which he may have become involved, as a party, prospective party or otherwise, by reason of his being an officer, director, employee or agent of  this corporation, if he acted in a manner he believed in good faith to be in or not opposed to the best interest of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. As used in this Article, the terms “expense” and “liability" shall include attorneys fees and reasonable expenses incurred with respect to a proceeding and the obligation to pay a judgment, settlement, penalty, and fine including an excise tax assessed with respect to an employee benefit plan.

                      Notwithstanding the foregoing, the corporation shall not indemnify an officer, director, employee or agent in connection with a proceeding by or in the right of  the corporation in which the officer, director, employee, or agent was adjudged liable to the corporation or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. In addition, indemnification permitted pursuant to this section in connection with a proceeding by or in the right of  the corporation is limited to reasonable expenses incurred in connection with the proceeding.

                       Section 2.    Mandatory Indemnification.    Every officer, director, employee or agent, to the extent that he has been successful, on the merits or otherwise, in defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was an officer, director, employee or agent, of this corporation, shall be indemnified by the corporation against reasonable expenses incurred by him in connection therewith.

                       Section 3.     Determination and Authorization of Indemnification.     Except as provided in Section 2 above, any indemnification under Section 1 above shall not be made unless a determination has been made in the specific case that indemnification of the officer, director, employee, or agent is permissible under the circumstances because he has met the standard of conduct set forth in Section 1 above. The determination shall be made:   (a)   by the board of  directors by majority vote of  a quorum consisting of directors not at the time parties to the proceeding;  (b)   if such a quorum cannot be obtained, then by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;  (c)   by special legal counsel (i) selected by the board of directors or its committee in the manner prescribed above or (ii) if a quorum of the board of directors cannot be obtained and a committee cannot be designated, then selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or   (d)  by the shareholders, but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                      Once it has been determined that indemnification of the officer, director, employee, or agent is permissible, an authorization of indemnification or an obligation to indemnify and an evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be determined in the manner prescribed in item (c) above.

                       Section 4.     Advance for Expenses.     Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 to this Article VII may be advanced by the corporation prior to the time of the disposition thereof upon the receipt of written affirmation from the director of his good faith belief that he has met the standard of conduct set forth in Section 1 above and the officer, director, employee or agent furnishes the corporation a written undertaking executed personally or on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification under Section 1 of this Article.

ARTICLE VIII

AMENDMENTS

                       Except as provided below, the board of directors or shareholders may amend or repeal the corporation’s bylaws or adopt new bylaws. The board of directors may amend or repeal the corporation’s bylaws or adopt new bylaws unless the shareholders in amending or repealing a particular Bylaw provide expressly that the board of directors may not amend or repeal that Bylaw. A Bylaw limiting the authority of the board of directors or establishing staggered terms for directors may only be adopted, amended or repealed by the shareholders. A Bylaw which sets a supermajority quorum or voting requirement for the shareholders may only be adopted by the shareholders and may not be adopted, amended or repealed by the board of directors, except as provided in Georgia Business Corporation Code section 14-2-1113 or Section 14-2-1133.